EXHIBIT 99.1

              Verado Announces Sale of Denver, Colorado Data Center

Company Contact:
Steven D. Butler
(303) 874-2986

DENVER, Colo., (April 8, 2002) - Verado Holdings, Inc. and its wholly-owned subsidiary Verado, Inc. (collectively referred to as "Verado" or the "Company") (OTCBB: VRDOQ.OB) announced today that it closed the sale of the Company's Denver, Colorado data center to ViaWest Internet Services, Inc. ("ViaWest") and an affiliate of ViaWest. The closing occurred on March 29, 2002. The terms of the transaction were not disclosed.